Exhibit e(v) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K


                                    Exhibit H

                                     to the

                             Distributor's Contract

                                  REGIONS FUNDS

                         Regions Aggressive Growth Fund

                                 Class A Shares

      In consideration of the mutual covenants set forth in the Distributor's Contract dated the 26th day of February, 1992, between Regions Funds and Federated Securities Corp., Regions Funds executes and delivers this Exhibit on behalf of the Funds first set forth in this Exhibit, and with respect to the Class A Shares thereof, first set forth in this Exhibit.

      Witness the due execution hereof this 1st day of June, 2000.

                                  REGIONS FUNDS

                                    By:  /S/ RICHARD B. FISHER
                                       ------------------------------
                                    Name:  Richard B. Fisher
                                    Title:  Vice President

                                    FEDERATED SECURITIES CORP.


                                    By:  /S/ DAVID M. TAYLOR
                                       ------------------------------
                                    Name:  David M. Taylor
                                    Title:  Executive Vice President